                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is entered into this 31st day of December, 1996, by and between JTECH LABORATORIES, INC., a Delaware corporation ("Lessor") and BIGMAR, INC., a Delaware corporation ("Lessee") on the following terms and conditions:

     1. PREMISES. In consideration of the payment by Lessee of the rents hereinafter reserved by Lessor, and the performance and observance by Lessee of all the terms, covenants and conditions hereinafter set forth, said Lessor does hereby demise and lease unto the Lessee that certain real property, known as 9511 Sportsman Club Road, located on a portion of the 8.872 acres of land in Johnstown, Ohio 4303l, as more particularly described in Exhibit "A" attached hereto ("Parcel"), together with all appurtenances thereto and all buildings and improvements to be located thereon, including a certain office/warehouse building, consisting of 8,550 square feet, more or less, to be constructed by Lessor ("Building") (the described portion of the Parcel, the Building, parking lot and landscaped areas situated thereon are hereinafter referred to collectively with all appurtenances thereto as the "Premises").

     2. TERM.

     (a) Initial Term: The initial term of this Lease ("Initial Term") shall commence on the date on which Lessee accepts (as defined in Section 3(c) below) the Premises ("Commencement Date") and shall run for a period of five (5) years beginning on the Commencement Date; provided that if the Commencement Date does not fall on the first day of a month, the term SHALL be for a period of five (5) years plus the number of days remaining in the month in which the Premises is accepted (as defined in Section 3(c) below). Rent for such initial partial month shall be prorated based on the number of days remaining in said month.

     (b) Renewal Term: Lessor hereby grants to Lessee the option to renew the Lease term for an additional five (5) years ("Renewal Term", the Initial Term and the Renewal Terms are sometimes hereinafter collectively referred to as the "Term"). Should Lessee want to renew this Lease for the period set forth above, Lessee shall notify Lessor in writing no later than two (2) months prior to the end of Lessee's Initial Term.

     3. CONSTRUCTION OF OFFICE SPACE.

     (a) Duty to Construct: Lessee's obligation to lease the premises is contingent upon Lessor's construction and completion of the Building, parking lot and landscaping of the area contiguous to and surrounding the building and parking lot, which improvements shall collectively be known as Lessee's "Premises" and is more specifically described and delineated in the site plan attached hereto as Exhibit "A" and which Premises is to be used by Lessee for its offices, warehouse and laboratories. Lessor agrees to perform the construction in a good and workmanlike manner and in accordance with final plans and specifications prepared by a licensed, certified architect mutually approved by Lessor and Lessee.



    Lease Agreement                   1                   Initials_____________
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     (b) Time of Completion: Lessor shall proceed as expeditiously as possible to obtain all required government approvals, including but not limited to: building permits, zoning and environmental approvals, and architectural review consents. Unless construction has commenced prior thereto, Lessor shall commence construction as soon as possible after all required permits and consents are obtained, weather permitting.

     (c) Acceptance: Lessee shall accept the Premises when they have been substantially completed in accordance with the approved plans and specifications, subject only to minor punchlist items set forth in writing by Lessee that do not materially affect Lessee's use of the Premises for Lessee's intended purposes, and Lessor has tendered possession and has received a certificate of occupancy from the appropriate governmental authority (the "Commencement Date").

     (d) Lessor and Lessee Work. All construction of improvements and related work to be performed by Lessor and Lessee shall be done in accordance with the attached Lessor and Lessee Work Riders. The projected completion date for the Premises is April 1, 1997.

     4. RENT.

     (a) Rent: Upon the Commencement Date, Lessee shall deliver to Lessor One Hundred Twenty Thousand Dollars ($12O,000.00) as and for Rent for the Premises for the first twelve (12) months of the Initial Term discounted at the prime rate plus 1/2%. Commencing the thirteenth (13th) month through and including month thirty-six (36) of the Initial Term, Lessee agrees to pay as net rent for the Premises the sum of One Hundred Twenty Thousand Dollars ($12O,000.00) per annum, payable in equal monthly installments of Ten Thousand Dollars ($10,000.00) each, in advance, without demand, on the first day of each and every month during the term hereof. All rent and other payments required to be made by the Lessee to the Lessor pursuant to the provisions of this Lease shall be made at, or sent to, the address of the Lessor for the receipt of notices hereunder as hereinafter specified. At the commencement of the fourth (4th) year of the Initial Term (the thirty-seventh (37th) month) hereof and each year thereafter, the monthly rent shall be adjusted as set forth in Article 4.(b) below.

     (b) Consumer Price Index. The base for computing the adjustment is the Consumer Price Index for all Urban Consumers (CPI-U) - ALL ITEMS, published by the United States Department of Labor, Bureaus of Labor Statistics ("Index"), which is in effect on December 31, 1996, the date of the commencement of the Lease ("Beginning Index"). The index published most immediately preceding the adjustment date of January 1, 2000 ("Extension Index") is to be used in determining the amount of the adjustment during the Renewal Term. If the Extension Index has increased over the Beginning Index, the monthly rent for the following year (until next rent adjustment) shall be set by multiplying the sum of Ten Thousand Dollars ($10,000.00) by a fraction, the numerator of which is the Extension Index and the Denominator is the Beginning Index. In no event shall the adjusted monthly rent be less than Ten Thousand Dollars ($10,000.00) per month.




    Lease Agreement                   2                   Initials_____________
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     (c) Rent During Renewal Terms: The rent for the Renewal Term shall not be less than the rent for the Initial Term which shall be adjusted by the CPI formula set forth at 4.(b) above. However, in no event shall the rent for the Renewal Term be increased by more than five percent (5%) over the rent paid for the last year of the Initial Term.

     5. LESSEE'S COVENANTS. Lessee hereby covenants and agrees with Lessor that Lessee will:



(a) Use of Premises. Use and occupy the Premises as an office/laboratory facility in a lawful, careful, safe and proper manner, and will, in its use and occupancy of the Premises, keep, observe and comply with all municipal, state and federal rules and regulations, ordinances, statutes, and laws and all restrictive covenants applicable to the Premises and Lessee's use and occupancy thereof, and will not use or permit the Premises to be used for any unlawful purpose;

(b) Inspection. Permit Lessor, at all reasonable times upon advance notice, to enter upon and inspect the Premises;

(c) Liability. Not hold Lessor liable to Lessee, its agents, employees, or invitees for injury to person or loss or damage to property resulting, directly or indirectly, from Lessee's use and occupancy of the Premises; and Lessee shall, and Lessee hereby does, indemnify Lessor against all such liability and agrees to defend, at Lessee's cost and expense, all actions for such damages by any person or entity;

(d) Assignment Restrictions. Not assign this Lease or sublet the Premises, or any part thereof, without Lessor's prior written consent, which said consent shall not be unreasonably withheld;

(e)  Waste. Not commit or suffer any waste upon or in the Premises

(f) Surrender. Upon termination of this Lease by lapse of time or otherwise, deliver up the Premises to Lessor peaceably and quietly, broom clean and in as good order and condition as the same are at the commencement of the Term or may hereafter be put, the effects of time and ordinary wear and tear excepted;

(g) Alterations. Not deface or damage the Premises; make any alteration in or additions to the Premises beyond those improvements set forth in Lessee's Work Rider attached hereto without Lessor's written consent; or do or permit anything to be done which may make Lessee's or Lessor's insurance void or voidable;

(h) Maintenance. Keep and maintain all doors and windows and the interior of the Premises in good order, repair and condition, including but not limited to all floors, walls, ceilings



    Lease Agreement                   3                   Initials_____________
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     and mechanical systems, HVAC (including exterior condenser), plumbing, and electrical systems. Lessee shall also be responsible for all exterior repairs to the building, including structural and roof repairs, drives, parking areas, sidewalks, and underground utility lines servicing the Premises located outside the building;

(i) Janitorial. Provide at Lessee's expense, all janitorial, landscape and parking lot maintenance services which are necessary or desirable to keep the Premises in a clean and orderly condition; keep all walks and the parking lot in good condition, reasonably clean and free from ice and snow; and properly care for the lawn and landscaping;

(j) Utilities. Promptly pay the cost of all utility services, including, but not limited to, electricity, telephone, water and sewer, gas or other fuels and trash removal;


(k) Real Estate Taxes. Pay the semi-annual real estate taxes and assessments payments for the Premises due and payable during the Term. Upon receipt of each such bill, Lessor shall advise Lessee of the amount thereof and provide Lessee with a duplicate copy of said tax bill prior to requesting payment and Lessee shall thereafter pay such amount to either Lessor or directly to the taxing authority. If payment is made directly to the taxing authority, Lessee shall provide Lessor with proof of payment of the same. Lessee may, at its own expense, contest any real estate tax bill or special assessments during any Term of this Lease;

(l) Liability Insurance. Keep the Premises insured during the Term under a policy of general public liability insurance, with limits of not less than $750,000.00 in a combined single limit policy covering all damages, claims or losses. Such insurance shall name Lessor and its designees as additional insureds, and shall not be cancelable without at least 30 days prior written notice to the additional insureds. The original or a certified copy of such policy shall be deposited with Lessor and proof of renewal shall be provided by Lessee to Lessor annually;

(m) Fire Insurance. Pay the premiums for fire and extended coverage insurance upon the Premises due during the Term. Upon receipt of each such bill, Lessor shall advise Lessee of the amount thereof and provide Lessee with a duplicate copy of said premium statement requesting payment and Lessee shall thereafter pay such amount to Lessor upon demand;

(n) Personal Property Insurance. Keep Lessee's personal property and fixtures located on the Premises insured against loss or damage by fire and other hazards. Lessee understands that all such property and fixtures shall be kept at the Premises at Lessee's sole risk;

(o) Mechanics' Liens. Indemnify and save Lessor harmless against and from any and all loss, costs, expenses, attorney fees and damages suffered or incurred by Lessor in the discharge of mechanics' liens, filed or inchoate, for the improvement or maintenance of the Premises



    Lease Agreement                   4                   Initials_____________
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     contracted for or by Lessee. Lessee may, at Lessee's sole cost and expense, provide to Lessor a bond to discharge any lien in an amount equal to one and one-half (l-1/2) times the estimated cost of any liened improvements, additions or alterations in the Premises to insure Lessor against any liability for mechanics' and materialmen's liens; and

(p) Signs. Not affix any signs to the roof, sides or any other portion of the building, without the prior consent of Lessor, which said consent shall not be unreasonably withheld.

     6. MUTUAL COVENANTS. Lessor and Lessee covenant and agree with each other as follows:

(a) Quiet Enjoyment. Lessee shall, provided Lessee shall not be in default hereunder, be permitted to peaceably and quietly hold and enjoy the Premises during the Term;

(b) Damage or Destruction. Lessor shall insure the improvements at the Premises for 100% of their fair market replacement value. If any improvements on the Premises shall be damaged or destroyed, either partially or totally, by any cause whatsoever during the Term, Lessor shall promptly cause the same to be restored or rebuilt to a similar standard of quality and condition as existed on the commencement of the Term; provided, however, that Lessor shall not be obligated to spend more than the insurance proceeds received by Lessor, and further provided, that if the improvements cannot reasonably be restored within 120 days after such damage, then Lessor or Lessee may elect to terminate this Lease by written notice to the other within 30 days of the damage. Lessor shall provide Lessee with written notice of its intent to restore the Premises within thirty (30) days of any damage. Lessee's rent shall permanently abate in the proportionate amount of Building space rendered unusable during the period of destruction and restoration of the Building: Example: 40% of the Building rendered unusable, Lessee's monthly rent shall be reduced by 40%. Should partial destruction of the Building render the entire Building unusable, then the entire monthly rent shall be permanently abated until the Building is restored;

(c) Assigns. The provisions of this Lease shall extend to and shall, as the case may require, be binding upon or inure to the benefit of the respective legal representatives, successors and permitted assigns of the parties hereto;

(d) Lien Priority. This Lease shall be subordinate to any mortgage now a lien against the Premises or hereafter made a lien at the election of any such mortgagee, and Lessor and Lessee agree to execute any documents that may be required by a mortgagee to effect such subordination;

(e) Eminent Domain. If 25% or more of the Premises shall be taken by appropriation or by the exercise of the power of Eminent Domain, this Lease shall terminate within 30 days after such public authority takes actual possession thereof, in which event neither Lessor nor Lessee shall thereafter have any rights, powers, duties or obligations under this Lease




    Lease Agreement                   5                   Initials_____________
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     except those which accrued prior to such termination. If less than twenty-five percent (25%) of the Premises shall be so condemned or taken and such taking does not materially interfere with Lessee's use and enjoyment of the Premises, then this Lease shall continue and the monthly rental shall not be diminished. Lessor shall be entitled to receive the entire award in any condemnation proceedings, including any award for the value of any unexpired Term, and Lessee shall have no claim against Lessor or against the proceeds of the condemnation. Lessee shall have the right to appear, claim, prove and receive compensation for loss of any improvements it made to the Premises at its cost, moving and relocation expenses in any such condemnation proceeding;

(f) Holding Over. If Lessee continues to occupy the Premises after the expiration or termination of the Term, such tenancy shall be from month to month at the rent due during the last full month of the Term; and

(g)  Recording. This Lease shall not be recorded.

     7. ACKNOWLEDGMENT BY LESSEE. Lessee shall, at any time and upon not less than 10 days prior notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent, has been paid, and stating whether or not to the best knowledge of the signer of such certificate, Lessor is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Premises, any mortgagee or prospective mortgagee thereof, or any prospective assignee of the mortgage thereof.

     8. DEFAULT. Provided always, and this Lease is on the express condition, that if any financial obligation of Lessee under this Lease shall not be paid when and as due or if Lessee fails or neglects to perform and observe any covenant or condition of this Lease on its part to be performed and observed, then, and in any such event, this Lease and all right, title and interest of any person claiming by, through, or under Lessee, may, at Lessor's option, be terminated and canceled, in which event all obligations of Lessor hereunder shall cease, terminate and be void without prejudice to all remedies which Lessor may have for arrears of rent, collection of debt and damages for negligence or breach of covenant. Anything in this Lease to the contrary notwithstanding, there shall be no forfeiture, cancellation or termination of this Lease by Lessor except upon: fifteen (15) days prior written notice to Lessee describing the nature of the monetary default, during which fifteen (15) day period Lessee may remedy the monetary default or defaults specified in such notice; and thirty (30) days prior written notice to Lessee describing the nature of any non-monetary default during which thirty (30) day period, Lessee may remedy the non-monetary default or defaults specified in such notice. If Lessee should default in performing any term, covenant or condition of this Lease, which default may be cured by the expenditure of money, Lessor, at Lessor's option, may, but shall not be obligated to, on behalf of Lessee, expend such sums as may be necessary to perform and fulfill such term, covenant or condition, and any




    Lease Agreement                   6                   Initials_____________
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and all sums so expended by Lessor, shall be deemed to be additional rent and shall be repaid by Lessee to Lessor on demand, but no such expenditure by Lessor shall be deemed a waiver of Lessee's default. Should Lessor by action or inaction waive its right to declare this Lease in default because of any act or default by Lessee, such waiver shall not preclude Lessor from declaring this Lease to be in default because of the same or other acts of default by Lessee which may occur subsequently.

     9. CONSTRUCTION. This Lease shall be governed by the laws of the State of Ohio. This Lease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify, or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, or discharge is sought.

     10. WAIVER OF SUBROGATION. Lessor and Lessee hereby waive all causes and right of recovery against each other, and their respective agents, officers, and employees, for any loss occurring on the Premises resulting from any of the perils insured against under any and all casualty insurance policies in effect at the time of any such loss, regardless of the cause or origin of such loss, including the negligence of Lessor, Lessee, or their respective agents, officers or employees, to the extent of any recovery on such policies of insurance.

     11. ENVIRONMENTAL. Lessee shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the Premises by Lessee or Lessee's agents, employees, contractors, sublessees, licensees, or invitees without first obtaining Lessor's written consent, which consent shall not be unreasonably withheld. If Hazardous Substances are used stored, generated, or disposed of on or in the Premises or if the Premises or the building become contaminated in any manner for which Lessee or any agent, employee, contractor, sublessee, licensee or invitee of Lessee is responsible or otherwise legally liable, Lessee shall indemnify and hold harmless the Lessor from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Lessor's property and attorney's and consultant's fees) arising during or after the Term and arising as a result of that contamination. As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the State of Ohio, or the United States Government. "Hazardous Substance" includes asbestos, PCP's, petroleum, and any material or substances that are defined as "hazardous waste", "extremely hazardous waste", or a "hazardous substance" pursuant to state, federal, or local governmental law.

     12. NOTICES. All notices which either party hereto may give to the other party hereto shall be addressed, in the case of Lessor, as follows:

                JTech Laboratories, Inc.
                6660 Doubletree Ave. 20
                Columbus, Ohio 43229
                ATTN: Mike Medors


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and in the case of Lessee, as follows:

                Bigmar, Inc.
                9511 Sportsman Club Road
                Johnstown, Ohio 43031
                ATTN: Peter Stoelzle

Such notices shall be delivered personally or sent by U.S. certified mail return receipt requested to the above addresses or such other addresses as addressee may specify in writing. The effective date thereof shall be the date of delivery, if delivered personally, or the date it is received in the mail by the addressee, if mailed.

     13. LIMITATION OF LESSOR'S LIABILITY. The references to "Lessor" in this Lease shall be limited to mean and include only the owner, at the time of execution of this Lease, of the fee simple interest in the Premises. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Lessor" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of the transfer, be automatically released from all liability for the performance of any term, condition, covenant or obligation required to be performed or observed by Lessor hereunder; and the transferee shall be deemed to have assumed all of the terms, conditions, covenants and obligations.

     14. OPTION TO PURCHASE. Lessee may exercise an option to purchase the Premises in an "as is" condition after completion of the twenty-fourth (24th) month and prior to the first (1st) day of the fifty-fifth (55th) month of the Initial Term (the "Option"). Lessee and Lessor shall negotiate a purchase price consistent with the Premises fair market value following such time that Lessee notifies Lessor in writing of its desire to purchase the Premises. Bank financing and all related transactions must be complete prior to the expiration of the Term of this Lease. Should Lessee not exercise its option to purchase the Premises, this Option shall become null and void and this Lease shall remain in full force and effect for the remainder of Lessee's Term.



     15. ADA COMPLIANCE. Notwithstanding anything to the contrary contained in the Lease, Lessor agrees that the responsibility for compliance with the American Disabilities Act ("ADA" shall be allocated as follows: a) Lessor shall, as required by Law, comply with the provisions of Title III of ADA for all exterior and interior areas of the building in which the Premises are located, including but not limited to construction, renovation, alteration and repair. Such shall be completed as required by Law, and attributed as set forth in the Lease; and b) Lessee shall, as required by Law, comply with the provisions of Title III of ADA as it relates to any subsequent improvements undertaken by Lessee to the Premises after acceptance of the same, including but not limited to, any subsequent construction, renovation, alteration, expansion or repair.


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     IN WITNESS WHEREOF, the undersigned have caused this Lease to be executed as of the date first above written.

Signed and acknowledged                 Lessor:
in the presence of:

                                        JTECH LABORATORIES, INC.,
                                        a Delaware corporation

MARVA B. ALLEN                          By:   MICHAEL K. MEDORS
_____________________________              _________________________________
Witness                                 Name: Michael K. Medors
Print Name Marva B. Allen               Its: Treasurer and Secretary

MICHELLE MUNSELL
_____________________________
Witness
Print Name Michelle Munsell

                                        Lessee:

                                        BIGMAR, INC.,
                                        a Delaware corporation


PHILIPPE ROHRER                         By: BERNARD KRAMER
_____________________________               ________________________________
Witness                                 Name: Bernard Kramer
Print Name Philippe Rohrer              Its:  Vice President, Director


DAVE A. LYNSAVAGE
______________________________
Witness
Print Name Dave A. Lynsavage

STATE OF Ohio,
COUNTY OF Licking ,  SS:

     The foregoing Lease was acknowledged before me this 31st day of December, 1996, by Michael K. Medors (name), Treasurer and Secretary (title) of JTech Laboratories, Inc., a Delaware corporation, on behalf of the corporation.


                                        DEBORAH K. RUYAN
                                        _____________________________________
                                        Notary Public

                                        Deborah K. Ruyan
                                        Notary Public, State of Ohio
                                        Commission Expires 6-9-2001

    Lease Agreement                   9                   Initials_____________
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    BE-355175-1


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                               LESSOR'S WORK RIDER

This Rider is attached to and made part of a Lease Agreement (the "Lease") dated 12/31/96, 1996 between Nemisis, Inc., a Delaware corporation, as "Lessor", and Bigmar, Inc., a Delaware corporation, as "Lessee", for Premises located at 9511 Sportsman Club Road, located on a portion of 8.872 acres of land in Johnstown, Ohio 43031 (the "Premises"). The terms used in this Rider shall prevail over any inconsistent or conflicting provisions of the Lease.

A. DESCRIPTION OF IMPROVEMENTS. Lessor shall, at its expense, construct certain improvements in or about the Premises ("Lessor's Work") in accordance with plans and specifications ("Plans") approved by Lessee and comprising pages 3 of this Rider.

B. PRELIMINARY PLANS. If the Plans are final plans and specifications, they shall be referred to as the "Final Plans", and the remainder of this Paragraph shall be inoperative. If the Plans are preliminary plans, Lessor shall prepare final working drawings and outline specifications for Lessor's Work and submit such plans and specifications to Lessee for its approval on or before __________ Lessee shall approve or disapprove such drawings and specifications within seven
(7) working days after receipt from Lessor. Lessee shall have the right to disapprove such drawings and specifications only if they materially differ from those set forth in this Rider. If Lessee disapproves such drawings and specifications, Lessor and Lessee shall promptly meet in an attempt to resolve any dispute. If the parties are unable to agree upon the final working drawings and specifications for the Lessor's Work on or before _______________, Landlord may, at Lessor's option, either (1) terminate this Lease upon seven (7) days' written notice to Lessee, in which case neither Lessor nor Lessee shall have further liability to the other, or (2) submit the matter to conclusive and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Final working drawings and specifications prepared in accordance with this PARAGRAPH B and approved by Lessor and Lessee are referred to as the "Final Plans".

C. COMPLETION OF THE LESSOR'S WORK. Notwithstanding the provisions of ARTICLE 3 of the Lease, Lessee's acceptance of the Premises "as is" shall be subject to completion of Lessor's Work in accordance with this Rider. Lessor shall use its reasonable efforts to complete Lessor's Work described in the Final Plans prior to the scheduled Possession Date set forth in Section 3. of the Lease. For the purposes of this PARAGRAPH C, Lessor's Work shall be conclusively deemed to be substantially completed when all Lessor's Work described in the Final Plans is completed and as otherwise set forth in Article 3.(c) of the Lease, except for punch-list items. Lessee acknowledges that those components of Lessor's Work described below as "Concurrent Work" can be undertaken by Lessor concurrently with Lessee's Work. Accordingly, notwithstanding Lessor's failure to complete such components by the Possession Date, Lessee shall accept delivery of possession of the Premises on the Possession Date and promptly commence construction of Lessee's Work.


         CONCURRENT Work: Rough-in plumbing under foundation, concrete closet for gas tanks, stability room rough-ins, electrical requirements.


Lessor's Work Rider
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D. CHANGES.  Lessor's  obligation to prepare the Premises for Lessee's occupancy is limited to the completion of Lessor's Work, as set forth in the Final Plans. If Lessee requests any change, addition or alteration ("Changes") in Final Plans or in the construction of Lessor's Work, Lessor shall promptly give Lessee notice of whether Lessor approves such changes. If Lessor approves such changes, the notice shall be accompanied by an estimate of the cost of such Changes and the resulting delay in delivering the Premises to Lessee. Within three (3) days after receipt of such estimate, Lessee shall give Lessor written notice whether Lessee elects to proceed with such Changes. If Lessee elects to proceed with such Changes, Lessor shall, at Lessee's expense, promptly make such Changes. If Lessee fails to notify Lessor of its election within the three (3) days period, Lessor may either (1) make such Changes at Lessee's expense or (2) complete the Lessor's Work without making such Changes. Lessee shall pay or reimburse Lessor for the costs of such Changes within fifteen (15) days after billing. Any delay caused by Lessee's request for any Changes or from the construction of any Changes shall not, in any event, delay the Rent Commencement Date, which shall occur on the date it would have occurred but for such Changes. Lessor's Work shall be the property of Lessor and shall remain upon and be surrendered with the Premises upon the expiration of the Term.

                        Attach Plans and Specifications as Pages 3, et seq.


Lessor's Work Rider
MR 11/13/96                                                  Page 2
BE-355592-1                                             Initials:______________




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



                         FINAL PLANS AND SPECIFICATIONS

                      SEE ATTACHED ARCHITECTUAL DRAWINGS.














Lessor's Work Rider
MR 11/13/96                                               Page 3
BE-355592-1                                             Initials:______________




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                               LESSEE'S WORK RIDER

Lessee shall construct, furnish and/or install, at its sole cost and expense, all improvements, equipment and fixtures necessary or advisable for Lessee's use and occupancy of the Premises (collectively, "Lessee's Improvements"), in accordance with the Lease and the following provisions:

A. Lessee shall have preliminary plans, drawings and specifications for Lessee's Improvements (the "Preliminary Plans") prepared by a licensed architect and, when necessary, mechanical, electrical and structural engineers, as required by governmental authority or otherwise reasonably necessary or advisable. It is understood that included among the improvements Lessee intends to make to the Premises and for which Lessee is responsible are the HVAC improvements for the "stability room" and laboratory benches to be installed in the laboratory portion of the Premises. Within 30 days following full execution of the Lease, Lessee shall submit two complete sets of the Preliminary Plans to Lessor for review and approval. Within 7 working days following receipt thereof, Lessor shall return one set together with a written statement of Lessor's approval, disapproval and/or suggested modifications. If Lessor approves the Preliminary Plans subject to modifications, such modifications shall be deemed to be approved by Lessee unless Lessee revises and resubmits its Preliminary Plans for reconsideration within 7 additional working days. If Lessor suggests modifications without approving the Preliminary Plans, Lessee shall revise and resubmit such plans within 14 days for reconsideration by Lessor. Upon receipt, Lessor shall have 7 additional working days within which to approve and/or disapprove the revised plans. If the Preliminary Plans are disapproved by Lessor or if Lessee fails to timely submit or resubmit any plans in accordance with the foregoing, Lessor may cancel this Lease by 30 days' written notice to Lessee.

B. If and when the Preliminary Plans are approved, Lessee shall promptly and diligently prepare final working plans and specifications for Lessee's Improvements in conformity therewith. Lessee shall furnish two copies of such plans and specifications to Lessor for its determination as to conformity with the approved Preliminary Plans and for its approval of any matters not previously approved. Lessor shall approve or disapprove such plans and specifications within 7 working days following receipt of same, whereupon Lessee shall resubmit such plans for Lessor's reconsideration in accordance with provisions of PARAGRAPH A. above. Upon approval, such plans and specifications shall be referred to as "Final Plans".

C. No changes to the Final Plans may be made without Lessor's prior written consent, which consent must be endorsed on the Final Plans in order to be effective such consent not to be unreasonably withheld. Lessee shall reimburse Lessor, upon demand, for all costs and expenses incurred by Lessor in reviewing and approving any requested changes. The approval of Lessee, the architect and the contractor of any proposed changes must be endorsed on the Final Plans prior to submission to Lessor.

D. Upon approval of the Final Plans, Lessee shall, at its sole expense and obligation, apply for and obtain a building permit from the appropriate governmental agency, which permit shall indicate any other approvals or licenses necessary or advisable for Lessee's Improvements and shall include a set of the Final Plans stamped as approved by such agency. No work shall be

LESSEE'S WORK RIDER

MR 11/13/96                                                Page 1
BE-355607-1                                             Initials:______________




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commenced in the Premises until such building permit and accompanying  documents have been obtained and submitted to Lessor for review and approval. In addition, Lessee shall submit its choices of general contractor and subcontractors together with their bids to Lessor for approval, which approval shall not be unreasonably withheld. Upon execution, Lessee shall deliver to Lessor a copy of
all   construction   contracts   relating  to  the   construction   of  Lessee's
Improvements. Lessee shall commence construction of Lessee's Improvements immediately upon issuance of the building permit and complete such construction on or before the Commencement Date set forth in Article 3. of the Lease. The Improvements shall be constructed strictly in accordance with the Final Plans and otherwise in compliance with all applicable provisions of the Lease. The general contractor shall be reputable, licensed and bondable.

E. Prior to commencement of construction, Lessee shall deliver the following to Lessor:

          (l) Four (4) sets of the Final Plans with 4 sets of specifications if not noted on the drawings.

          (2) Certificates of insurance for the insurance required by the Lease stating that the coverage shall remain in force for the duration of the construction period, naming Lessor as additional insured and providing at least 30 days cancellation notice.

          (3) Lessee's construction budget.

          (4) Construction schedule stating estimated commencement and completion dates, periods of major construction activities and approximate dates of installation of any equipment penetrating the roof.

          (5) Complete list of names, addresses and telephone numbers of general
          contractor   and  all  major   subcontractors,   including   plumbing,
          mechanical, electrical, kitchen equipment, architectural, etc.

          (6) A written statement confirming the date electrical utilities will be transferred to Lessee's name.

F. In addition, a mandatory pre-construction meeting will be held between Lessor and Lessee's general contractor prior to commencement of construction.

G. Upon completion of Lessee's Improvements, but prior to Lessee's opening for business in the Premises, Lessee shall deliver the following to
Lessor:

          (l) Two complete sets of "as-built" drawings and specifications showing all changes to the Final Plans and the location of all underground utilities and/or equipment, and one set of reproducible as-built sepias.

LESSEE'S WORK RIDER
MR 11/13/96                                               Page 2
BE-355607-1                                             Initials:______________

          (2) Building permit and all final inspections and approvals  including
          electrical,   plumbing,   sprinklers  and  health   certificates   (if
          applicable) and the Certificate of Occupancy for the Premises.

          (3) Within 15 days of opening for business, long form affidavit/lien waivers and lien releases from all contractors, subcontractors and material suppliers.

          (4) A written statement confirming that gas, electric and water check meters have been installed.

          (5) Certificates of Insurance required under the Lease.

  LESSEE'S WORK RIDER
  MR 11/13/96                                                       Page 3
  BE-355607-1                                                       Initials:




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



                                   EXHIBIT A

PARCEL ONE:

Situated in the State of Ohio, County of Licking, Village of Johnstown, and being part of Lot No. 1 of Quarter Township 4, Township 3, Range 15, United States Military Lands, and containing 8.208 acres of land, more or less, being all out of a 58.390 acre tract as conveyed to Krusmith, Ltd. of record in Official Record 738, Page 43 (all references refer to the Recorder's Office, Licking County, Ohio), said 8.208 acres being more particularly described as follows:

Concerning at a railroad spike found in the centerline intersection of U.S. Route 62 with Sportsman Club Road (County Road 16);

Thence with the centerline of said Sportsman Club Road, NORTH 90[d]00'00" EAST a distance of 261.93 feet to a railroad spike found, being the POINT OF BEGINNING of the herein described tract;

Thence from the POINT OF BEGINNING, continuing with the centerline of said Sportsman Club Road, NORTH 90[d]00'00" EAST a distance of 658.44 feet to a railroad spike found at the northwest corner of a 60.00 acre tract of land conveyed to Richard P. and Norma J. Johnson of record in Deed Book 803, Page 1015;

Thence with the west line of said 60.00 acre Johnson tract, SOUTH 00[d]07'43" WEST a total distance of 641.07 feet to an iron pipe set (passing over a 3/4 inch rebar found at 2.29 feet, and an iron pipe set at 30.00 feet);

Thence crossing said 58.390 acre Krusmith, Ltd. tract with a new division line, NORTH 89[d]52'17" WEST a total distance of 349.37 feet (passing over an iron pipe set at 261.68 feet) to a rebar found at the southeasterly corner of a
10.000 acre tract as conveyed to T.S.G.G. in Official Record 181, Page 383;

Thence with the easterly line of said 10.000 acre T.S.G.G. tract, NORTH 34[d]38'31" WEST, a distance of 589.09 feet to a rebar found at an angle point in the easterly line of said 10.000 acre T.S.G.G. tract;

Thence with the easterly line of the said 10.000 acre T.S.G.G. tract, NORTH 00[d]05'11" EAST, a total distance of 155.63 feet to the POINT OF BEGINNING, (passing over an iron pipe set on the right of way line at 125.63 feet).

Containing 8.208 acres of land more or less.

PARCEL TWO: Situated in the State of Ohio, County of Licking, Village of Johnstown, and being part of Lot No. 1 of Quarter Township 4, Township 3, Range 15, United States Military Lands, and containing 0.664 acre of land, more or less, being all out of a 58.390 acre tract as conveyed to Krusmith, Ltd. of record in Official Record 738, Page 43, Official Records, Licking County, Ohio.

Beginning at a rebar found at the southeasterly corner of the aforesaid 10.000 acre T.S.G.G. tract;

Thence with the southerly line of aforesaid 8.208 acre tract, SOUTH 89[d]52'17" EAST a distance of 87.69 feet to an iron pipe set;


Thence crossing the aforesaid 58.390 acre Krusmith, Inc. for the following three
(3) courses:


1)  SOUTH 55[d]21'17" WEST a distance of 477.11 feet to an iron pipe set;

2)  SOUTH 30[d]01'16" WEST a distance of 105.12 feet to an iron pipe set;

3) NORTH 34[d]37'37" WEST a distance of 95.00 feet to a rebar found at the southwest corner of the aforesaid 10.000 acre T.S.G.G. tract;

Thence with the southerly line of the said 10.000 acre T.S.G.G. tract, NORTH 55[d] 21' 57" EAST a distance of 500.06 feet to the point of beginning of the herein described easement.

Containing 0.664 acre of land, more or less, within the subject easement.

A bearing of NORTH 90[d]00'00" EAST was assigned to the centerline of Sportsman Club Road as described in Official Record 49, Page 526 and all other bearings calculated from this meridian.

All iron pipes set are 30 inches in length by 3/4 inch inside diameter with a red plastic cap marked "Geo Graphics".

The above description was written by George W. Schweitzer, Ohio Professional Surveyor No. 6736 of GEO GRAPHICS, INC., Land Surveying and Civil Engineering, from information obtained from an actual field survey of the premises performed in January 1996 and updated in July 1996.

                      SURVEY FOR JOHN TRAMONTANA
                    SITUATED IN AND BEING PART OF
            LOT 1 OF QUARTER TOWNSHIP 4, TOWNSHIP 3, RANGE 15
                     UNITED STATES MILITARY LANDS
               VILLAGE OF JOHNSTOWN, LICKING COUNTY, OHIO

                        [MAP OF SURVEYED AREA]

RICHARD P. & NORMA J. JOHNSON
           PARCEL:
           50 AC.
     D.B. 803, PG. 1015

KRUSMITH LTD.
58.390 AC.
O.R. 738, PG. 43
RECEIVED & RECORDED OCT. 22, 1996
AT 3:48 O'CLOCK P.M. IN OFFICIAL RECORD
VOL 846 PAGE 371 FEE 26.00
ROBERT E. WISE, LICKING COUNTY RECORDER

LEGEND
                                   NOTE:
PK Found                           8.208 Ac. PROPOSED SITE
Railroad Spike Found               0.664 Ac. PROPOSED ACCESS EASEMENT.
Railroad Spike Set
Iron Pin Found                     BASIS OF BEARING: The centerline of
Iron Pin Set                       Sportsman Club Road as described in
Rebar Found                        Official Record 49, Page 526.

                                   This survey was performed without the benefit of a current title insurance policy.


I hereby certify that:
  The foregoing drawing represents the
  results of an actual field survey on                [SURVEYOR'S SEAL]
  the premises performed under my
  responsible supervision and that the
  said drawing is correct to the best
  of my knowledge and belief.


George W. Schweitzer                                 July 30, 1996
---------------------------                          date
George W. Schweitzer
Ohio Professional Surveyor No. 6763

----------------------------------------
           Geo-Graphics Inc
   Land Surveying & Civil Engineering
685 North James Road Columbus, Ohio 43219
-----------------------------------------
              SURVEY FOR
           JOHN TRAMONTANA

        VILLAGE OF JOHNSTOWN
        LICKING COUNTY, OHIO
------------------------------------------
 SCALE    DRAWN    CHECKED   DATE    SHEET
1"-200'   J L R     G W S   7-16-96  1 OF 1
-------------------------------------------



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